APPENDIX E-I
                             FORM OF CERTIFICATE OF AMENDMENT
                                          OF
                          RESTATED CERTIFICATE OF INCORPORATION
                                          OF
                                PETER KIEWIT SONS', INC.

     Peter Kiewit Sons', Inc. (the "Corporation"), a corporation organized under the laws of the State of Delaware, hereby certifies that the following amendments to the Corporation's Restated Certificate of Incorporation were duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware:

     FIRST: ARTICLE FOURTH of the Corporation's Restated Certificate of Incorporation is amended by deleting the first three paragraphs thereof, and replacing them with the following:

                                    CAPITAL STOCK



          The total number of shares of all classes of stock which the Corporation shall have authority to issue is 641,750,000 shares; of which 250,000 shares shall be Preferred Stock, with no par value per share; of which 8,000,000 shares shall be Class B Construction & Mining Group Nonvoting Restricted Redeemable Convertible Exchangeable Common Stock, par value $0.0625 per share (the "Class B Stock"); of which 125,000,000 shares shall be Class C Construction & Mining Group Restricted Redeemable Convertible Exchangeable Common Stock, par value $0.0625 per share (the "Class C Stock"); of which 500,000,000 shares shall be Class D Diversified Group Convertible Exchangeable Common Stock, par value $0.0625 per share, issuable in two series (the "Class D Stock"); and of which 8,500,000 shares shall be Class R Convertible Common Stock, par value $0.01 per share (the "Class R Stock").

          Ten shares of the authorized but unissued shares of Class D Stock as of the date of the filing of this Certificate of Amendment of the Corporation's Restated Certificate of Incorporation are hereby designated as Class D Stock, Non-Redeemable Series. The rights, powers, preferences, privileges, qualifications and limitations of Class D Stock, Non-Redeemable Series shall be identical to those of all other shares of Class D Stock, except as described in ARTICLE NINTH hereof.

          Shares of Class R Stock shall have such rights, powers, preferences, privileges, qualifications and limitations as are set forth in ARTICLE TENTH hereof, and all of the rights, powers, preferences, privileges, qualifications and limitations of the other classes of capital stock of the Corporation shall be subject to such rights, powers, preferences, privileges, qualifications and limitations of the Class R Stock.

          Certain terms used herein, each of which is capitalized, are defined in ARTICLE EIGHTH.

          A description of certain of the different classes of stock and a statement of the designations, powers, preferences, rights, qualifications, limitations and restrictions of each of said classes of stock are as follows:

     SECOND: ARTICLE FOURTH of the Corporation's Restated Certificate of Incorporation is amended by deleting subparagraph III(D)(1)(c) thereof in its entirety.

     THIRD: ARTICLE EIGHTH of the Corporation's Restated Certificate of Incorporation is amended by deleting the definition of "Effective Time" in its entirety.

     FOURTH: The Corporation's Restated Certificate of Incorporation is amended to insert a new ARTICLE NINTH to read as follows:

                                     ARTICLE NINTH
                                SERIES OF CLASS D STOCK



          Notwithstanding any other provision hereof (i) with respect to the Class D Stock, other than the next paragraph of this ARTICLE NINTH, in no event shall (a) any holder of Class D Stock, Non-Redeemable Series have any right to require the Corporation to repurchase such holder's shares of Class D Stock, Non-Redeemable Series; (b) Class D Stock, Non-Redeemable Series be convertible into Class C Stock; (c) Class D Stock, Non-Redeemable Series be subject to exchange for Class C Stock by the Corporation; or
(d) Class D Stock, Non-Redeemable Series be subject to any redemption, and
(ii) holders of Class D Stock, Non-Redeemable Series shall be entitled to vote with, and on the same terms as, holders of Class C Stock for the election and removal of Class C Directors.

          In the event that the Class D Stock is Publicly Traded, (i) each share of Class D Stock, Non-Redeemable Series shall automatically, and without further action by or on behalf of the Corporation, the Corporation's transfer agent or the holder of any share of Class D Stock, Non-Redeemable Series, be converted into a share of Class D Stock which is not Class D Stock, Non-Redeemable Series, and the rights, powers, preferences, privileges, qualifications and limitations of such shares so converted shall be identical to those of all other shares of Class D Stock in all respects and (ii) Class D Stock, Non-Redeemable Series shall no longer be designated as a separate series of Class D Stock.

     FIFTH: The Corporation's Restated Certificate of Incorporation is amended to insert a new ARTICLE TENTH to read as follows:

                                    ARTICLE TENTH
                                    CLASS R STOCK



     A.  Certain Definitions.

          "Appraised Value" shall have the meaning given to it in paragraph
E.3. hereof.

          "Attached Class R Stock" shall mean Class R Stock which is attached to Construction Stock pursuant to the terms hereof.

          "Attached Transfer" shall mean the simultaneous transfer to the same transferee of a share of Class R Stock (or fraction thereof) and the share of Construction Stock to which such share of Class R Stock (or fraction thereof) is attached; provided that such transfer of such share of Construction Stock is permitted by the Certificate of Incorporation of the Corporation or PKS Holdings, as applicable.

          "Base Conversion Value" shall mean $25.00.

          "Base Price" shall mean $82.00 per share, subject to adjustment as provided in paragraph F. hereof.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or the city in which the Corporation's transfer agent maintains its principle office or a place of payment are authorized by law, regulation or executive order to remain closed.

          "Change of Control" shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its subsidiaries taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Corporation;
(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of shares representing more than 50% of the total outstanding voting power of the Corporation or the surviving corporation of any such merger or consolidation (if other than the Corporation); (iv) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or (v) the adoption by the Board of Directors of a plan for the distribution of all or substantially all of the assets of the Corporation and its subsidiaries taken as a whole, to stockholders of the Corporation; provided, however, that the Class C Exchange shall not be considered a Change of Control.

          "Class C Exchange" shall mean the exchange by the Corporation, pursuant to the Separation Agreement, of one share of PKS Holdings Stock for each outstanding share of Class C Stock.

          "Construction Stock" shall mean (i) prior to the Class C Exchange, Class C Stock, and (ii) after the Class C Exchange, PKS Holdings Stock and any other capital stock to which Class R Stock may be attached as provided in paragraph B.3. hereof.

          "Continuing Director" shall mean, as of any date of determination, any member of the Board of Directors of the Corporation who
(i) was a member of such Board of Directors immediately following the consummation of the Class C Exchange or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

          "Conversion Condition" shall mean, with respect to a given share of Class R Stock (or fraction thereof), the occurrence of the earliest of:
(i) the repurchase or redemption by the Corporation or PKS Holdings of the share of Construction Stock to which it is attached; (ii) the exchange of the share of Construction Stock to which it is attached into another class of stock or securities of PKS Holdings intended to be issued primarily to persons leaving employment of PKS Holdings; (iii) April 15, 2006; and
(iv) a Change of Control of the Corporation; provided, however, that the Conversion Condition shall not be deemed to have occurred as a result of the Class C Exchange.

          "Conversion Ratio" shall have the meaning given to it in paragraph E.

          "Conversion Ratio Certificate" shall mean either a Private Conversion Ratio Certificate or a Public Conversion Ratio Certificate, each having the meaning given to it in paragraph E. hereof.

          "Conversion Value" shall mean, as of any given date, the Conversion Value set forth in the most recent Conversion Ratio Certificate delivered pursuant to paragraph E. hereof on or prior to such date, subject to any adjustment required by paragraph F. hereof. The Conversion Value set forth in any such Conversion Ratio Certificate shall be equal to: (i) in the event that the Trading Price is greater than or equal to the Base Price, the Base Conversion Value; (ii) in the event that the Trading Price is less than the Base Price, an amount equal to (a) the Base Conversion Value minus (b) an amount equal to (x) the Excess Amount Factor, multiplied by (y) the amount by which the Base Price exceeds the Trading Price; provided, however, that in no event shall the Conversion Value be less than the Minimum Value.

          "Convertible Security" shall mean any right or warrant to subscribe for or to purchase, or any option for the purchase of, shares of Class D Stock or any stock, or other securities convertible into or exchangeable for shares of Class D Stock; provided, however, that Class R Stock shall not be a Convertible Security.

          "Current Trading Value" of any Publicly Traded security on a given date shall mean the arithmetic mean of the daily Mean Reported Prices of such security for each Business Day during the period commencing on and including the fourteenth Business Day preceding such date and ending on and including such date.

          "Excess Amount Factor" shall mean 1.0, subject to adjustment as provided in paragraph F. hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934.

          "Extraordinary Dividend" shall mean any dividend, or portion thereof, on the Class D Stock (i) paid in property other than (a) cash, (b) shares of Class D Stock or in a subdivision of the outstanding shares of Class D Stock (by reclassification or otherwise) or (c) pursuant to any rights agreement in connection with a stockholder rights plan approved by the Board of Director or (ii) paid in cash, to the extent that such dividend, together with all cash dividends paid on the Class D Stock during the twelve-month period ending on the date of payment of such dividend exceeds, on a per share basis, 10% of the Trading Price of the Class D Stock as of the record date of such dividend; provided, however, that in no event shall such excess be greater than the amount of such dividend.

          "Fixed Conversion Value" shall mean $25.00, as adjusted pursuant to paragraph F. hereof.

          "Fixed Terms" shall mean each of the Fixed Conversion Value and the Base Price, each as adjusted pursuant to paragraph F. hereof.

          "Initial Issuance Date" shall mean the date of issuance of the first share of Class R Stock (or fraction thereof) to be issued.

          "Inverse Fixed Terms" shall mean each of the Excess Amount Factor and the Minimum Conversion Liquidation Ratio, each as adjusted pursuant to paragraph F. hereof.

          "Investment Bank" shall mean any investment bank of national reputation selected by the Board of Directors.

          "Liquidation Ratio" shall mean, as of any date, a fraction, the numerator of which is the product of (i) the number of shares of Class R Stock outstanding as of such date and (ii) the Conversion Ratio, and the denominator of which is sum of (a) the number of shares of Class D Stock outstanding as of such date and (b) the numerator of such fraction; provided, however, that in no event shall the Conversion Ratio used to calculate such Liquidation Ratio be less than the Minimum Conversion Liquidation Ratio.

          "Mandatory Conversion Date" shall mean April 15, 2010.

          "Mandatory Redemption Date" shall mean October 15, 1998, or such later date as shall be determined by resolution of the Board of Directors, a copy of which shall be made available to any stockholder of the Corporation upon request thereby.

          "Mean Reported Price" shall mean on a given day with respect to any Publicly Traded security, the arithmetic mean between the highest reported sales price and the lowest reported sales price, in each case regular way, for such security, as reported on the Composite Quotation System, or, if such security is not reported on the Composite Quotation System, on the principal national securities exchange on which such security is listed or admitted to trading, or if such security is not listed or admitted to trading on any national securities exchange, reported by the Nasdaq National Market or Nasdaq SmallCap Market, as appropriate, or a similar organization if Nasdaq is no longer reporting such information.

          "Minimum Conversion Liquidation Ratio" shall mean 0.25, as adjusted pursuant to paragraph F. hereof.

          "Minimum Value" shall mean $15.00.

          "Permitted Transfer" shall mean any transfer of Class R Stock to the Corporation or any designee of the Corporation, including the Mandatory Redemption, a Forced Conversion or the Mandatory Conversion.

          "PKS Holdings" shall mean PKS Holdings, Inc., together with its successors and assigns.

          "PKS Holdings Stock" shall mean common stock, par value $.01 per share, of PKS Holdings.

          "Private Conversion Period" shall mean the 25-day period commencing on and including the first day following the Corporation's mailing to the registered holders of Class R Stock of a Private Conversion Ratio Certificate; provided, however, that in 2006 such term shall run through May 15, 2006, regardless of the date of such mailing.

          "Public Conversion Period" shall mean the period commencing on and including the first Business Day of each calendar month, through and including the fifth Business Day thereafter, except for the calendar month of April 2010, for which the Public Conversion Period shall mean the period from and including the first Business Day of such month, through and including April 15, 2010.

          "Regular Dividend" shall mean any dividend on the Class D Stock paid in cash that is not an Extraordinary Dividend.

          "Restricted Period Termination Date" shall mean, with respect to a given share of Class R Stock (or fraction thereof), the date on which the Conversion Condition with respect to such share of Class R Stock (or fraction thereof) has been satisfied.

          "Separation Agreement" shall mean that certain Separation
Agreement dated as of             , 1997 among the Corporation, PKS
Holdings, Kiewit Diversified Group, Inc. and Kiewit Construction Group,
Inc.

          "Trading Price" shall mean, as of any date, the Trading Price set forth in the most recent Conversion Ratio Certificate, as described in paragraphs E.3. and E.4. hereof.

     B.  Issuance and Attachment.

          1. When issued, each share of Class R Stock (or fraction thereof) shall attach to the share of Class C Stock with respect to which it was distributed.

          2. Upon the occurrence of the Class C Exchange, each share of Class R Stock (or fraction thereof) attached to a share of Class C Stock shall, automatically and without further action by or on behalf of the Corporation, PKS Holdings, the Corporation's transfer agent or the holder of such share of Class R Stock or Class C Stock, attach to the share of PKS Holdings Stock for which such share of Class C Stock was exchanged.

          3. In the event that the Corporation or PKS Holdings shall
(i) pay a dividend on Construction Stock in shares of Construction Stock,
(ii) subdivide its outstanding shares of Construction Stock, (iii) combine its outstanding shares of Construction Stock into a smaller number of shares of Construction Stock or (iv) issue any shares of capital stock in a reclassification of Construction Stock (including any such reclassification in connection with a consolidation or merger), shares of Class R Stock (or fractions thereof) which were attached to Construction Stock immediately prior to the occurrence of any such event shall, upon the effectiveness of any such event, attach on a pro rata basis to (x) the Construction Stock held by such holder to which such shares of Class R Stock (or fractions thereof) were attached; and/or (y) any capital stock so issued having ownership restrictions comparable to those applicable to the Class C Stock at the time of the Class C Exchange to which such shares of Class R Stock (or fractions thereof) were attached at such time, as appropriate.

          Except as described in paragraph B.2. hereof, a share of Class R Stock (or fraction thereof) shall detach from the share of Construction Stock to which it is attached only upon the occurrence of (i) the Conversion Condition with respect to such share of Class R Stock (or fraction thereof), or (ii) a Permitted Transfer. If, at any time prior to the first anniversary of the Class C Exchange, any holder, who had sold or transferred to the Corporation prior to the Class C Exchange shares of Class C Stock to which Class R Stock was attached, purchases or acquires Construction Stock, the number of shares of Class R Stock (or fractions thereof) held by such holder which are not attached to Construction Stock multiplied by the Reattachment Ratio shall, unless otherwise determined by the Board of Directors, immediately attach, without further action by or on behalf of the Corporation, PKS Holdings, the Corporation's transfer agent or the holder of such share of Construction Stock, to such newly purchased or acquired shares of Construction Stock on a pro rata basis, and the Conversion Condition and the Restricted Period Termination Date shall be deemed not to have occurred with respect to such shares of Class R Stock (and fractions thereof) so attached.

          "Reattachment Ratio" shall mean the lesser of (i) 1.0 or (ii) a fraction, the numerator of which equals the purchase price paid to the Corporation or PKS Holdings, as applicable, for such newly purchased or acquired shares of Construction Stock, and the denominator of which equals the purchase price paid to such holder by the Corporation for such repurchase of such shares of Class C Stock.

          4. Certificates representing Attached Class R Stock shall contain such legends as the Corporation shall deem appropriate.

     C.  Transfer Restrictions.

          1. Except for an Attached Transfer, no share of Class R Stock (or fraction thereof) may be transferred prior to the Class C Exchange other than pursuant to the Mandatory Redemption. Following the Class C Exchange and prior to the occurrence of the Restricted Period Termination Date for a given share of Class R Stock (or fraction thereof), any attempted transfer of such share of Class R Stock (or fraction thereof), except an Attached Transfer, a Permitted Transfer or pursuant to the Mandatory Redemption, shall be void and of no effect. Neither the Corporation nor its transfer agent shall register any attempted transfer of any certificate representing a share of Class R Stock (or fraction thereof) prior to the occurrence of the Restricted Period Termination Date for such share of Class R Stock (or fraction thereof), except an Attached Transfer or a Permitted Transfer. For purposes hereof, neither the Class C Exchange, the attachment of Class R Stock to PKS Holdings Stock upon the occurrence of the Class C Exchange nor the reattachment of Class R Stock to PKS Holdings Stock pursuant to paragraph B.3. hereof shall be considered a transfer of Class R Stock.

          2. Following the Class C Exchange and the occurrence of the Restricted Period Termination Date for a given share of Class R Stock (or fraction thereof), such share of Class R Stock (or fraction thereof) shall separate from the share of PKS Holdings Stock to which it was attached and, until the close of business on the Mandatory Conversion Date, shall be freely transferable, and the Corporation or its transfer agent shall from time to time register the transfer of the certificate representing such share of Class R Stock (or fraction thereof) upon the books of the Corporation, upon surrender of such certificate, duly endorsed, accompanied by documentation reasonably satisfactory to the Corporation evidencing that the Restricted Period Termination Date has occurred with respect to such Class R Stock (or fraction thereof).

               3. In the event of an Attached Transfer or a Permitted Transfer of a share of Class R Stock (or fraction thereof) following the Class C Exchange and prior to the Restricted Period Termination Date of such share of Class R Stock (or fraction thereof), the Corporation or its transfer agent shall from time to time register such Attached Transfer or Permitted Transfer of the certificate representing such share of Class R Stock (or fraction thereof) upon the books of the Corporation, upon surrender of such certificate, duly endorsed, accompanied by documentation reasonably satisfactory to the Corporation evidencing the Attached Transfer or Permitted Transfer, as the case may be, of such Class R Stock.

     D.  Optional Conversion.

          1. Subject to the provisions hereof, each share of Class R Stock may be converted, at the option of the holder thereof (an "Optional Conversion"), into the number of fully paid and nonassessable shares of Class D Stock which are not Class D Stock, Non-Redeemable Series, equal to the Conversion Ratio then in effect, and each fraction of a share of Class R Stock may be converted into the number of fully paid and nonassessable shares of such Class D Stock equal to such fraction multiplied by the Conversion Ratio then in effect. No share of Class R Stock (or fraction thereof) may be converted into Class D Stock prior to the occurrence of the Conversion Condition with respect to such share of Class R Stock (or fraction thereof), except as provided in paragraph K. hereof.

          2. Other than as set forth in paragraphs K. and L. hereof, Class R Stock may not be converted into Class D Stock except as follows:

               a) In the event that the Class D Stock is not Publicly Traded, each share of Class R Stock (or fraction thereof) for which the Conversion Condition has been met may be converted into Class D Stock on any Business Day during any Private Conversion Period following the earlier of (i) December 31, 1999, or (ii) a Change of Control; and

               b) In the event that the Class D Stock is Publicly Traded, each share of Class R Stock (or fraction thereof) for which the Conversion Condition has been met may be converted into Class D Stock on any Business Day during any Public Conversion Period after the Blackout Period. The "Blackout Period" shall mean the 90-day period commencing on the first day on which the Class D Stock is Publicly Traded; provided, however, that the Board of Directors may, by resolution, extend the Blackout Period up to 180 days from the first day on which the Class D Stock is Publicly Traded if so requested by a managing underwriter of Class D Stock in connection with an underwritten initial public offering thereof. A copy of such resolution of the Board of Directors shall be made available to any stockholder of the Corporation upon request thereby.

          3. Upon the occurrence of any Mandatory Redemption, Forced Conversion or Mandatory Conversion of Class R Stock or any liquidation of the Corporation, the right of Optional Conversion shall terminate at the close of business on the full Business Day next preceding the date fixed for such Mandatory Redemption, Forced Conversion or Mandatory Conversion or for the payment of any amounts distributable on liquidation to the holders of Class R Stock.

          4. The Corporation may issue fractions of shares of Class R Stock. The Corporation shall not issue fractions of shares of Class D Stock or scrip in lieu thereof upon conversion of Class R Stock. If any fraction of a share of Class D Stock would, except for the provisions of this paragraph D.4., be issuable upon conversion of any Class R Stock, the Corporation shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the Trading Price then in effect multiplied by the fraction represented by such fraction of a share of Class D Stock.

          5. In order to exercise the Optional Conversion privilege, the holder of any Class R Stock to be converted shall surrender such holder's certificate or certificates therefor to the principal office of the transfer agent for the Class R Stock (or if no transfer agent be at the time appointed, then the Corporation at its principal office), and shall give written notice to the Corporation at such office that the holder elects to convert the Class R Stock represented by such certificates, or any number thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Class D Stock which shall be issuable on such conversion, and for any shares of Class R Stock (or fractions thereof) represented by the certificate or certificates so surrendered which are not to be converted, shall be issued, subject to any restrictions on transfer relating to such shares of the Class R Stock (or fractions thereof). If so required by the Corporation, certificates surrendered for conversion shall be duly endorsed and accompanied by documentation satisfactory to the Corporation evidencing that the Restricted Period Termination Date has occurred with respect to such Class R Stock.

          6. As soon as practicable after receipt during a Conversion Period of such notice and documentation and the surrender of the certificate or certificates for Class R Stock for which the Conversion Condition has been met, as aforesaid, the Corporation shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Class D Stock issuable on such conversion in accordance with the provisions hereof, cash as provided in paragraph D.4. hereof in respect of any fraction of a share of Class D Stock otherwise issuable upon such conversion and a certificate or certificates for the number of shares of Class R Stock (or fractions thereof) representing the shares of Class R Stock (or fractions thereof) surrendered pursuant to paragraph D.5. hereof but not so converted. Such shares of Class D Stock, when issued, shall be fully paid and nonassessable and free from all taxes, liens, charges and security interests created by or imposed upon the Corporation with respect to the issuance and holding thereof.

          7. The Corporation shall at all times when the Class R Stock shall be outstanding reserve and keep available out of its authorized but unissued Class D Stock, for the purposes of effecting the conversion of the Class R Stock, such number of its duly authorized shares of Class D Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class R Stock. Before taking any action which would cause an adjustment reducing the Conversion Value below the then par value of the shares of Class D Stock issuable upon conversion of the Class R Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Class D Stock at such adjusted Conversion Value.

          8. All shares of Class R Stock (and fractions thereof) which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Class D Stock and cash for fractional shares of Class D Stock in exchange therefor and payment of any accrued and unpaid dividends thereon. Any shares of Class R Stock (and fractions thereof) so converted shall be retired and canceled and shall not be reissued, and the Corporation shall from time to time take such appropriate action as may be necessary to reduce the authorized Class R Stock accordingly.

     E. Determination of Conversion Ratio; Obligation of the Corporation to Provide Conversion Ratio Certificates and Appraisals.

          1. The Conversion Ratio, Conversion Value and Trading Price used for any purpose, including with respect to the conversion of Class R Stock, shall be as set forth in the most recent Conversion Ratio Certificate, and shall in any case be as adjusted pursuant to paragraph F. hereof; provided, however, that prior to the delivery of the first Conversion Ratio Certificate, the Conversion Value shall be the Fixed Conversion Value, the Trading Price shall be the Base Price and the Conversion Ratio shall be equal to the Fixed Conversion Value divided by the Base Price, as each of such terms shall be adjusted pursuant to the terms hereof.

          2. The "Conversion Ratio" shall be equal to (i) the Conversion Value divided by (ii) the Trading Price.

          3. If, at the end of any fiscal year of the Corporation, beginning with the end of the fiscal year ending in 1999, the Class D Stock is not Publicly Traded, the Corporation shall, no earlier than 20 days nor later than 60 days following the end of such fiscal year, cause to be provided to each office designated for conversion of Class R Stock, a copy of a certificate (the "Private Conversion Ratio Certificate") signed by two officers of the Corporation setting forth the Conversion Ratio, Conversion Value and Trading Price as of the end of such fiscal year, calculated in each case pursuant to this paragraph E. In addition, if a Change of Control occurs when the Class D Stock is not Publicly Traded, the Corporation shall within 60 days following such Change of Control, cause to be provided to each office designated for conversion of Class R Stock, such a Private Conversion Ratio Certificate.

          The "Trading Price" set forth in such Private Conversion Ratio Certificate shall be the Appraised Value set forth in the most recent Appraisal delivered to the Corporation and approved by the Board of Directors.

          If, at the end of any fiscal year of the Corporation, beginning with the end of the fiscal year ending in 1999, the Class D Stock is not Publicly Traded, the Corporation shall cause to be prepared and delivered to the Board of Directors and approved by the Board of Directors, prior to 60 days following the end of such fiscal year, an appraisal (an "Appraisal") of the per share value of the Class D Stock as of the last day of such fiscal year by an Investment Bank. If a Change of Control occurs or the Board of Directors should determine to cause a Forced Conversion, and the Class D Stock is not Publicly Traded, the Corporation shall cause to be prepared and delivered to the Board of Directors and approved by the Board of Directors, within 60 days following such Change of Control or determination of the Board of Directors, an Appraisal of the per share value of the Class D Stock as of the date of such Change of Control or determination of the Board of Directors. Such Investment Bank shall determine the per share value of the Class D Stock as if the Class D Stock was Publicly Traded and shall submit such per share value to the Board of Directors for its approval. The value per share of the Class D Stock as approved by the Board of Directors shall be the "Appraised Value." In determining the Appraised Value, the Investment Bank shall place substantial, but not exclusive, emphasis on valuations of comparable companies in the public equity markets, and shall not take into account factors such as control premiums, minority discounts or illiquidity discounts that would not generally apply to such companies.

          As promptly as practicable following its delivery of any Private Conversion Ratio Certificate, the Corporation shall cause to be given to each of the registered holders of Class R Stock at such holder's address appearing upon the books of the Corporation a copy of such Private Conversion Ratio Certificate by first class mail, postage prepaid.

          4. During any period in which the Class D Stock is Publicly Traded, the Corporation shall, on the last Business Day of each calendar month, cause to be provided to each office designated for conversion of Class R Stock, a copy of a certificate (the "Public Conversion Ratio Certificate"), signed by two officers of the Corporation, setting forth the Conversion Ratio, Conversion Value and Trading Price as of the close of business on such Business Day, calculated in each case pursuant to this paragraph E.

          The "Trading Price" set forth in such Public Conversion Ratio Certificate shall be equal to the Current Trading Value of one share of Class D Stock as of the close of business on the last Business Day of such calendar month. Notwithstanding anything herein to the contrary, if, during any period being used to calculate such Current Trading Value (the "Calculation Period"), any event has occurred to cause the Conversion Ratio and/or the Conversion Value to be adjusted pursuant to paragraph F. hereof (an "Adjustment Event"), the Corporation shall in good faith determine such Conversion Ratio and/or the Conversion Value, as appropriate, so as to give pro forma effect to the Adjustment Event immediately prior to the Calculation Period.

          The Corporation shall provide any holder of Class R Stock with a copy of any Public Conversion Ratio Certificate upon request. Beginning on the day on which the first Public Conversion Ratio Certificate is provided pursuant to this paragraph E.4., the Corporation shall maintain a reasonable means to allow holders to be informed of the value of the Conversion Ratio as set forth in the most recent Public Conversion Ratio Certificate on an immediate basis during business hours on each Business Day on which Class R Stock is issued and outstanding.

          5. All calculations and determinations required to be made by the Corporation pursuant hereto shall be made by the Corporation in good faith. All such calculations and determinations shall be conclusive unless otherwise specifically provided hereby.

          6. Conversion Ratio Certificates may, at the Corporation's discretion, be prepared by an agent of the Corporation. In such case each such Conversion Ratio Certificate shall be signed by an authorized signatory of such agent and countersigned by two officers of the Corporation.

          7. Upon any conversion of Class R Stock into Class D Stock, in no event shall any such Class R Stock be converted into Class D Stock, Non-Redeemable Series.

     F.  Anti-dilution Provisions.

          1. If the Corporation shall (a) pay a dividend on any of its shares of capital stock (including Class D Stock) in shares of Class D Stock, (b) subdivide its outstanding shares of Class D Stock, (c) combine its outstanding shares of Class D Stock into a smaller number of shares of Class D Stock or (d) in an event or manner other than as set forth in paragraph F.4. below, issue any shares of its capital stock in a reclassification of the Class D Stock (each, a "Conversion Term Adjustment Event"):

               a) Each of the Fixed Terms shall be adjusted to the value determined by multiplying (x) the Fixed Term immediately prior to such Conversion Term Adjustment Event, by (y) a fraction, the numerator of which is the number of shares of Class D Stock outstanding immediately prior to such Conversion Term Adjustment Event, and the denominator of which is the number of shares of Class D Stock outstanding immediately after such Conversion Term Adjustment Event; and

               b) Each of the Inverse Fixed Terms shall be adjusted to the value determined by multiplying (x) such Inverse Fixed Term immediately prior to such Conversion Term Adjustment Event, by (y) a fraction, the numerator of which is the number of shares of Class D Stock outstanding immediately after such Conversion Term Adjustment Event, and the denominator of which is the number of shares of Class D Stock outstanding immediately prior to such Conversion Term Adjustment Event.

          2. If the Corporation shall issue Convertible Securities to all holders of its outstanding Class D Stock (other than pursuant to any rights agreement in connection with a stockholder rights plan approved by the Board of Directors), without payment of additional consideration by such holders, entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Class D Stock at a price per share that is lower than the Trading Price as set forth in the most recent Conversion Ratio Certificate prior to the record date mentioned below (or, if no Conversion Ratio Certificate has yet been provided, equal to the Base Price immediately prior to such record date) (a "Discounted Stock Adjustment Event"):

               a) Each of the Fixed Terms shall be adjusted to the value determined by multiplying (x) such term immediately prior to such Discounted Stock Adjustment Event, by (y) a fraction, (i) the numerator of which shall be the number of shares of Class D Stock outstanding on the date of such Discounted Stock Adjustment Event plus the number of shares which the aggregate offering price of the total number of shares of Class D Stock so offered would purchase at the price per share of Class D Stock equal to the Trading Price as set forth in the most recent Conversion Ratio Certificate prior to the record date mentioned below (or, if no Conversion Ratio Certificate has yet been provided, equal to the Base Price immediately prior to such record date), and (ii) the denominator of which shall be the number of shares of Class D Stock outstanding on the date of such Discounted Stock Adjustment Event plus the number of additional shares of Class D Stock offered for subscription or purchase.

               b) Each of the Inverse Fixed Terms shall be adjusted to the value determined by multiplying (x) such term immediately prior to such Discounted Stock Adjustment Event, by (y) a fraction, (i) the numerator of which shall be the number of shares of Class D Stock outstanding on the date of such Discounted Stock Adjustment Event plus the number of additional shares of Class D Stock offered for subscription or purchase, and (ii) the denominator of which shall be the number of shares of Class D Stock outstanding on the date of such Discounted Stock Adjustment Event plus the number of shares which the aggregate offering price of the total number of shares of Class D Stock so offered would purchase at the price per share of Class D Stock equal to the Trading Price as set forth in the most recent Conversion Ratio Certificate prior to the record date mentioned below (or, if no Conversion Ratio Certificate has yet been provided, equal to the Base Price immediately prior to such record date).

Such adjustment shall be made whenever such Convertible Securities are issued, and shall become effective immediately on the date of issuance retroactive to the record date for the determination of stockholders entitled to receive such Convertible Securities.

          3. If the Corporation shall pay any Regular Dividend or Extraordinary Dividend (a "Dividend Adjustment Event"):

               a) Each of the Fixed Terms shall be adjusted to such value determined by multiplying (x) such term immediately prior to such Dividend Adjustment Event, by (y) a fraction, (i) the numerator of which shall be the Trading Price immediately prior to such Dividend Adjustment Event minus the per share amount received by holders of Class D Stock in connection with such dividend, and (ii) the denominator of which shall be the Trading Price immediately prior to such Dividend Adjustment Event.

               b) Each of the Inverse Fixed Terms shall be adjusted to such value determined by multiplying (x) such term immediately prior to such Dividend Adjustment Event, by (y) a fraction, (i) the numerator of which shall be the Trading Price immediately prior to such Dividend Adjustment Event, and (ii) the denominator of which shall be the Trading Price immediately prior to such Dividend Adjustment Event minus the per share amount received by holders of Class R Stock in connection with such dividend.

     Any non-cash portions of an Extraordinary Dividend set forth in this paragraph F.3. shall be based upon the fair market value of such non-cash portion at the time such Extraordinary Dividend is declared or paid, as determined in good faith by the Board of Directors.

          4. If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or share exchange involving the outstanding shares of the Corporation's capital stock or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Class D Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Class D Stock, then, as a condition of such reorganization, reclassification, consolidation, merger, share exchange or sale, lawful and adequate provision shall be made whereby the holders of the Class R Stock shall have the right to acquire and receive upon conversion of the Class R Stock (after and subject to the rights of holders of Preferred Stock, if any), such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger, share exchange or sale) with respect to or in exchange for such number of outstanding shares of Class D Stock as would have been received upon conversion of the Class R Stock at the Conversion Ratio immediately prior to such event. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holders of the Class R Stock at the last address of each such holder appearing on the books of the Corporation, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive upon conversion of such holder's shares of Class R Stock.

          5. The Corporation shall not effect a reclassification of the Class R Stock without the approval of holders of a majority of the shares of Class R Stock.

          6. The provisions of this paragraph F. shall not apply to any Class D Stock issued, issuable or deemed outstanding pursuant hereto: (a) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees of the Corporation or its subsidiaries in effect on the Initial Issuance Date or thereafter adopted by the Board of Directors of the Corporation; (b) pursuant to options, warrants and conversion rights in existence on the Initial Issuance Date; or (c) on conversion of the Class R Stock.

          7. In the event of:

               a) the occurrence of any event causing the adjustment of the Fixed Term or any Inverse Fixed Term pursuant to paragraphs F.1., F.2. or F.3. hereof; or

               b) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, including any subdivision or combination of its outstanding shares of Class D Stock, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

               c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

               d)     the occurrence of a Change of Control;

     then, in connection with such event, the Corporation shall give to the holders of the Class R Stock:

               (1)     in the case of a), b) or c) above, at least twenty
(20) days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, provided that if the Class R Stock is Publicly Traded, such notice must be given prior to the end of the Public Conversion Period prior to such record date;

               (2) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Class D Stock shall be entitled thereto, and shall also specify the date on which the holders of Class D Stock shall be entitled to exchange their Class D Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be; and

               (3) in the case of d) above, five days after such Change of Control, unless notice is required sooner by (1) above; provided that if stockholder approval is required to effect such Change of Control, notice shall be provided concurrently with the notice to stockholders in connection with obtaining such stockholder approval.

Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of the Class R Stock at the address of each such holder as shown on the books of the Corporation.

8. If any event occurs as to which, in the opinion of the Board of Directors of the Corporation, the provisions of this paragraph F. are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Class R Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid. Upon the occurrence of any such adjustment pursuant to this paragraph F.8., the Corporation shall give notice to the holders of Class R Stock as provided in paragraph F.7(1), F.7(2) or F.7(3) hereof, as appropriate. All calculations and determinations required to be made by the Corporation pursuant hereto shall be made by the Corporation in good faith. All such calculations and determinations shall be conclusive unless otherwise specifically provided hereby.

G.      Rank.

After the Class C Exchange, the Class R Stock shall, with respect to dividend distributions and with respect to distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation, rank on a parity with Class D Stock and junior to Preferred Stock.

H.      Dividends.

1. Prior to the Class C Exchange, no dividends may be declared or paid with respect to Class R Stock. After (i) the Class C Exchange and (ii) dividends payable on any Preferred Stock have been declared and set aside on any such Preferred Stock having a preference over the Class D Stock and Class R Stock with respect to the payment of such dividends, holders of Class R Stock shall only be entitled to receive dividends, out of any assets or funds legally available therefor, in an amount per share of Class R Stock (and proportionally to such amount for fractional shares thereof) as set forth below:

a) If and when a Regular Dividend is declared, an amount which is equal to (i) the Conversion Ratio then in effect multiplied by (ii) the aggregate per share amount of such Regular Dividend declared on a share of Class D Stock; and

b) Subject to paragraph K. hereof, if and when an Extraordinary Dividend is declared, an amount which is equal to (i) the Conversion Ratio then in effect multiplied by (ii) one-fourth of the sum of (A) the aggregate per share amount of all cash portions of such Extraordinary Dividend plus (B) the aggregate per share amount (based upon the fair market value of the non-cash portion of such Extraordinary Dividend at the time such Extraordinary Dividend is declared or paid as determined in good faith by the Board of Directors) of all non-cash portions of such Extraordinary Dividend, in each case as declared on a share of Class D Stock.

Such dividends shall be declared and paid contemporaneously with the declaration and payment of the related dividend on the Class D Stock; and the foregoing are the only times when dividends shall be declared and paid with respect to the Class R Stock.

2. All dividends paid with respect to shares of Class R Stock pursuant to this paragraph H. shall be paid pro rata and in like manner to all of the holders entitled thereto.

3. No Regular or Extraordinary Dividends shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on Class D Stock unless, contemporaneously therewith, a like ratable dividend calculated in accordance with this paragraph H. is declared and paid, or declared and a sum set apart sufficient for such payment, on the Class R Stock, payable as set forth herein.

I.      Liquidation Rights.

1. Prior to the Class C Exchange, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation ("Liquidation"), the holders of Class R Stock then outstanding shall not be entitled to receive any property, assets or funds of the Corporation.

2. In the event of a Liquidation following the Class C Exchange, holders of Class R Stock then outstanding shall be entitled to be paid ratably out of the assets and funds of the Corporation legally available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any Preferred Stock upon such Liquidation, an amount equal to (a) the Liquidation Ratio then in effect multiplied by (b) the aggregate amount of all assets and funds remaining available for distribution to holders of Class D Stock and Class R Stock.

J.   Voting.

     1. Prior to the Class C Exchange, except as required by law, holders of Class R Stock shall not be entitled to vote on any matter.

     2. After the Class C Exchange, each issued and outstanding share of Class R Stock (and fraction thereof) shall be entitled to vote only (i) for the election of directors, and (ii) as required by law. On matters on which the holders of Class R Stock are entitled to vote, (a) each issued and outstanding share of Class R Stock shall be entitled to the number of votes equal to the Conversion Ratio as of the record date for determination of stockholders entitled to vote on such matter, and (b) each issued and outstanding fraction of a share of Class R Stock shall be entitled to (x) such fraction, multiplied by (y) the number of votes equal to the Conversion Ratio as of the record date for determination of stockholders entitled to vote on such matter. Except as required by law, holders of Class R Stock shall vote together with the holders of Class D Stock as a single class on all matters on which holders of Class R Stock are entitled to vote.

K.   Forced Conversion.

     1. In the event that the Board of Directors determines that the Corporation should convert all issued and outstanding shares of Class R Stock (and fractions thereof) into Class D Stock, the Corporation may at its option, elect to cause all, but not less than all, shares of Class R Stock (and fractions thereof) to be converted (a "Forced Conversion") into Class D Stock at the Conversion Ratio (i) in the event that the Class D Stock is not Publicly Traded, set forth in the Private Conversion Ratio Certificate delivered pursuant to paragraph E.3. hereof as a result of such determination by the Board of Directors, and (ii) in the event that the Class D Stock is Publicly Traded, in effect on the date the Board of Directors determines to cause such a conversion; provided, however, that if such Conversion Ratio in effect was calculated using a Conversion Value of less than $25.00, such Conversion Ratio shall be recalculated using a Conversion Value of $25.00.

     2. All holders of record of shares of Class R Stock (or fractions thereof) will be given at least ten (10) days prior written notice of the date fixed and the place designated for such conversion of Class R Stock pursuant to this paragraph K. Such notice shall be sent by mail, first class, postage prepaid, to each record holder of shares of Class R Stock (or fractions thereof) at such holder's address appearing on the stock register. On or before the date fixed for conversion each holder of shares of Class R Stock (or fractions thereof) shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Class D Stock and cash in lieu of any fractional share of Class D Stock to which such holder is entitled pursuant to this paragraph K. On the date fixed for conversion, all rights with respect to the Class R Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Class D Stock into which such Class R Stock has been converted, cash as provided in paragraph D.4. hereof in respect of any fraction of a share of Class D Stock otherwise issuable upon such conversion and payment of any accrued and unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his attorneys duly authorized in writing. All certificates evidencing shares of Class R Stock (or fractions thereof) which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date fixed for conversion, be deemed to have been retired and canceled and the shares of Class R Stock (or fractions thereof) represented thereby converted into Class D Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such conversion and the surrender of the certificate or certificates for Class R Stock as aforesaid, the Corporation shall cause to be issued and delivered to such holder, or on such holder's written order, a certificate or certificates for the number of full shares of Class D Stock issuable on such conversion in accordance with the provisions hereof, cash as provided in paragraph
D.4. hereof in respect of any fraction of a share of Class D Stock otherwise issuable upon such conversion and payment of any accrued and unpaid dividends thereon.

L.   Mandatory Conversion.

     1. Each share of Class R Stock (and fraction thereof) outstanding as of the Mandatory Conversion Date shall, automatically, and without further action by or on behalf of the Corporation, the Corporation's transfer agent or the holder of such share of Class R Stock, be converted (the "Mandatory Conversion") into shares of Class D Stock (and cash in lieu of any fractions of shares of Class D Stock as provided in paragraph D.4. hereof) at the Conversion Ratio in effect as of such Mandatory Conversion Date.

     2. All holders of record of shares of Class R Stock (or fractions thereof) will be given written notice at least ten (10) days prior to the Mandatory Conversion Date stating the place designated for mandatory conversion of all of such shares of Class R Stock pursuant to this paragraph L. Such notice shall be sent by mail, first class, postage prepaid, to each record holder of shares of Class R Stock (or fractions thereof) at such holder's address appearing on the stock register. On or before the Mandatory Conversion Date, each holder of Class R Stock shall surrender his or its certificate or certificates for all such shares (or fractions thereof) to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Class D Stock and cash in lieu of any fractional shares of Class D Stock to which such holder is entitled pursuant to this paragraph L. On the date fixed for conversion, all rights with respect to the Class R Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Class D Stock into which such Class R Stock has been converted, cash as provided in paragraph D.4. hereof in respect of any fraction of a share of Class D Stock otherwise issuable upon such conversion and payment of any accrued and unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his attorneys duly authorized in writing. All certificates evidencing shares of Class R Stock (or fractions thereof) which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date fixed for conversion, be deemed to have been retired and canceled and the shares of Class R Stock (and fractions thereof) represented thereby converted into Class D Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such Mandatory Conversion and the surrender of the certificate or certificates for Class R Stock as aforesaid, the Corporation shall cause to be issued and delivered to such holder, or on such holder's written order, a certificate or certificates for the number of full shares of Class D Stock issuable on such conversion in accordance with the provisions hereof, cash as provided in paragraph
D.4. hereof in respect of any fraction of a share of Class D Stock otherwise issuable upon such conversion and payment of any accrued and unpaid dividends thereon.

     M. Mandatory Redemption. If the Class C Exchange (i) is abandoned by the Board of Directors prior to the Class C Exchange, or (ii) has not occurred by the close of business on the Mandatory Redemption Date, the Corporation shall redeem (to the extent funds are legally available therefor), all shares of Class R Stock (and fractions thereof) then outstanding for a per share price equal to the par value thereof) (such amount is hereinafter referred to as the "Redemption Price"). Such Redemption Price shall be paid to each record holder of Class R Stock as of the Mandatory Redemption Date, promptly after such date, by certified or bank cashier's check, sent by mail, first class, postage prepaid, to each record holder of shares of Class R Stock at such holder's address appearing on the stock register. If the Corporation is unable at such date to redeem all shares of Class R Stock (and fractions thereof) because funds are not legally available therefor, then the Corporation shall redeem such shares as soon thereafter as funds are legally available for redemption of such shares.

     N. Taxes. The Corporation shall pay all documentary stamp taxes attributable to the initial issuance of Class R Stock and of the shares of Class D Stock issuable upon conversion of Class R Stock; provided that the Corporation shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any certificates representing shares of Class R Stock (or fractions thereof) or Class D Stock in a name other than the holder of the certificate or certificates surrendered upon conversion of Class R Stock, and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

     In witness whereof, Peter Kiewit Sons', Inc. has caused this
Certificate of Amendment to be signed by                         , its
this          day of                         , 199 .

                                                 Peter Kiewit Sons', Inc.

                                       By:
                                           Name:
                                           Title: